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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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AKSYS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AKSYS, LTD.

Two Marriott Drive
Lincolnshire, Illinois 60069
(847) 229-2020

April 1, 2004

Dear Aksys stockholder:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Aksys, Ltd. The meeting will be held on Wednesday, May 5, 2004, at 2:00 p.m. local time, at Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois.

        The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting. At the conclusion of the formal part of the meeting, we will report on current industry conditions and recent developments at Aksys. Members of the Board of Directors, our senior management team, and our independent audit firm will be present to discuss the affairs of Aksys and to answer questions.

        Also enclosed is our Annual Report for the year ended December 31, 2003, and the proxy card for our 2004 Annual Meeting. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please vote the enclosed proxy to ensure your shares will be represented.

        On behalf of the Board of Directors and management of Aksys, I would like to thank you for your continuing support and I look forward to seeing you on May 5.

Sincerely,

William C. Dow President and Chief Executive Officer

AKSYS, LTD.
Two Marriott Drive
Lincolnshire, Illinois 60069
(847) 229-2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 5, 2004

        The Annual Meeting of Stockholders of Aksys, Ltd., a Delaware corporation (the "Company"), will be held on Wednesday May 5, 2004, at 2:00 p.m. local time (the "Annual Meeting"), at Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois, for the purpose of:

        (1)   Electing two Class II Directors to serve until the annual meeting of stockholders in 2007 or until their successors are duly elected and qualified or until their earlier removal or resignation;

        (2)   Approving an amendment to the Aksys, Ltd. 1996 Stock Awards Plan to increase the number of authorized shares from 2,275,000 to 3,275,000 shares; and

        (3)   Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 22, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

William C. Dow President and Chief Executive Officer
April 1, 2004

Your vote is important. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please promptly vote the enclosed proxy.

AKSYS, LTD.
Two Marriott Drive
Lincolnshire, Illinois 60069
(847) 229-2020

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2004

        This Proxy Statement contains information related to the annual meeting of stockholders of Aksys, Ltd., a Delaware corporation (the "Company"), that will be held on Wednesday May 5, 2004 at 2:00 p.m. local time, at the Company's headquarters (the "Annual Meeting"). The enclosed proxy is solicited by the Company's Board of Directors. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about, April 1, 2004.

        All outstanding shares of the Company's common stock (the "Common Stock") represented by properly executed and unrevoked proxies received in time for the meeting will be voted as instructed on the accompanying proxy card on each matter to be submitted to stockholders. If no instructions are given, the shares will be voted for the election of the nominees to the Board of Directors of the Company indicated below and for approval of the proposed amendments to the Aksys, Ltd. 1996 Stock Awards Plan. Unless you hold your shares in "street name" through a broker, returning a completed proxy card will not prevent you from voting in person at the Annual Meeting should you be present and desire to vote. If you hold your shares in "street name" through a broker, you may be able to vote using the Internet or telephone. Please see the enclosed proxy card for specific instructions on the various methods of voting

        A proxy may be revoked at any time prior to its exercise either by giving written notice of revocation to the Company or by submission of a later-dated proxy. If your shares are held in "street name" through a broker, you must contact your broker to revoke your proxy.

        Stockholders of record of the Common Stock at the close of business on March 22, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on March 22, the Company had 29,806,475 issued and outstanding shares of Common Stock. A list of our stockholders will be available for examination by stockholders of the Company, for any purpose germane to the Annual Meeting, at our headquarters for a period of ten days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the voting results. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with Delaware law, properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") will be considered present for the purposes of determining whether a quorum is in attendance at the Annual Meeting.

        Directors are elected by a plurality vote, and as a result the two director nominees who receive the most votes will be elected. Stockholders have no right to cumulative voting as to any matter to be voted on at the Annual Meeting, including the election of directors. A properly executed proxy marked "WITHHOLD," a "broker non-vote" or an abstention will not be calculated in computing a plurality and thus will have no effect on the results of the election of the director nominees listed below.

        Approval of amendments to the 1996 Stock Awards Plan and any other matter properly brought before the Annual Meeting requires the favorable vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting, unless a different vote is required by law or the Company's charter. Abstentions are treated as present and entitled to vote under Delaware law and therefore have the effect of a vote against any such proposals.

ELECTION OF DIRECTORS
(Proposal No. 1 on Proxy Card)

        The Board of Directors presently consists of five directors divided into three classes, with each class serving a three-year term. The stockholders elect approximately one-third of the Board of Directors each year.

        The Board of Directors has nominated and recommends the election of each of the directors named below to serve a three-year term as a Class II Director or until his successor is elected and qualified or until his earlier removal or resignation. If the nominee becomes unavailable to serve for any reason or should a vacancy occur before the Annual Meeting (which events are not anticipated), the Board may substitute another person as a nominee or may increase or decrease the number of nominees to such extent as it shall deem advisable. In that case, the person named as proxy will vote for any substitute nominee designated by the Board.

        Effective January 1, 2003, the non-employee board members receive $1,000 for each Board meeting they attend in person, or $500 for each Board meeting they attend telephonically. The directors of the Company are also reimbursed for reasonable travel expenses incurred in attending Board and Board committee meetings. On the later of July 1 of each year or the day next following each annual meeting of stockholders of the Company, each non-employee director will receive an automatic option to purchase 5,000 shares of Common Stock. These options will vest and become exercisable in four equal installments on the first day of each calendar quarter that the director serves on the Board of Directors after the date of grant. Unless earlier terminated, forfeited, or surrendered pursuant to the plan, each option granted to non-employee directors will expire on the tenth anniversary date of the grant. In addition, a newly elected non-employee director will also receive, upon his or her election to the Board, an option to purchase 5,000 shares of Common Stock under our 1996 Stock Awards Plan.

        On June 30, 2003, each non-employee director received an option to purchase 8,000 shares of Common Stock, at a strike price of $12.90. Those options vest and become exercisable in four equal installments on the first day of each calendar quarter that the director serves on the Board of Directors after the date of grant. Unless earlier terminated, forfeited, or surrendered pursuant to the plan, each option granted to non-employee directors will expire on the tenth anniversary date of the grant.

Election of Directors
For Term Expiring at 2007 Annual Meeting
Class II

William C. Dow, 57	Director since September 1999

William C. Dow was appointed President and Chief Executive Officer and a director of the Company in September 1999. From August 1997 until joining the Company in September 1999, he served as President and Chief Executive Officer of PLC Systems Inc., a manufacturer of lasers used in cardiac surgery. From 1993 to 1997, he served as President and Chief Executive Officer of Deknatel Snowden Pencer Worldwide, Inc., a $100 million medical device manufacturer that became a manufacturing and marketing subsidiary of Genzyme Corporation in 1996. Mr. Dow has over 25 years of experience in the medical device and service industry having held various positions in sales, marketing, distribution and general management with Griffith Micro Science, Kendall, Terumo and American Hospital Supply. Mr. Dow is a graduate of the United States Naval Academy with a Bachelor of Science in Engineering and served as both a pilot and a Supply Corps officer in the U.S. Navy.

W. Dekle Rountree, Jr., 62	Director since April 1993

From April 1993 until his retirement in July 1998, W. Dekle Rountree, Jr. served as President and Chief Executive Officer of AcroMed Corporation, a company that designed and manufactured orthopedic spinal devices. Prior to this position, Mr. Rountree was Executive Vice President and Chief Operating Officer of BOC Health Care, a company that provided products and services for critical care in the hospital and home. Mr. Rountree has headed OHMEDA, a division of BOC Health Care, and has held multiple management positions with Baxter Travenol Laboratories, including President of the Artificial Organs (Renal) Division.

The Board of Directors unanimously recommends a vote "FOR" the election of each of the director nominees.

Continuing Directors
For Term Expiring at 2006 Annual Meeting
Class I

Richard B. Egen, 65	Director since November 1997

Richard B. Egen has been Chairman of the Board of Directors since May 1999. From January 1997 to July 2001, Mr. Egen served as President and Chief Executive Officer of NephRx Corporation, a biotechnology company that is developing technology for kidney growth factors. From January through December 1996, Mr. Egen was an independent business consultant. From 1989 to 1995, Mr. Egen was President and Chief Executive Officer of Clintec International, a joint venture owned by Baxter International Inc. and Nestlé S.A. Clintec International was engaged in the development of clinical nutrition products. Prior to working at Clintec International, Mr. Egen held various senior management positions during his fifteen-year career with Baxter International Inc.. Mr. Egen serves as a director of Optical Sensors Incorporated.

Continuing Directors
For Term Expiring at 2005 Annual Meeting
Class III

Alan R. Meyer, 51	Director since October 2001

Alan R. Meyer has been an independent business consultant since November 2000. From December 1992 through October 2000, Mr. Meyer was the Executive Vice President, Chief Financial Officer and a member of the Board of Directors of PathoGenesis Corporation, a pharmaceutical company. From 1989 through 1992, Mr. Meyer was a partner of The Kensington Group, a provider of management services to healthcare companies. He was the Chief Financial Officer of Memtec North America Corporation, an industrial filtration company, from 1987 through 1988. He held various management positions in corporate finance and corporate development at Baxter Healthcare Corporation from 1981 though 1987. From 1977 through 1980, Mr. Meyer was a management consultant at Arthur Andersen & Co.

Bernard R. Tresnowski, 71	Director since April 1996

Bernard R. Tresnowski served from December 1981 until his retirement in December 1994 as the President and Chief Executive Officer of the Blue Cross and Blue Shield Association, the national coordinating body for all Blue Cross and Blue Shield Plans. He has also held various other leadership positions in the healthcare industry, including President of the International Federation of Health Service Funds, Member of the Jackson Hole Group, Principal of the Dunlop Group of Six, Member of the Secretary of Health and Human Services Private/Public Sector Advisory Committee on Catastrophic Illness, Co-Chairman of the Secretary of Health and Human Services Work Group on Electronic Data Interchange and Member of the American Medical Association National Health Policy Steering Committee. Mr. Tresnowski is a director of Alexian Brothers Medical Center and the Medic Alert Foundation.

        With the exception of Mr. Dow, the Company's President and Chief Executive Officer, the Board has determined that each of its members meets the independence requirements of the Nasdaq Stock Market. Stockholders who wish to communicate with the Board, a Board Committee or an individual Director or Directors may do so by sending correspondence addressed to the Board of Directors, a Board Committee or such individual Director or Directors, c/o Corporate Secretary, Aksys, Ltd., Two Marriott Drive, Lincolnshire, IL 60069.

Committees and Directors' Meetings

        The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.

        Audit Committee.    The Audit Committee's functions, among others, are to appoint the Company's independent auditor and set the compensation and oversee the work performed by the independent auditor; consider the adequacy of the Company's internal controls and review any proposed corrective actions; review and monitor the Company's compliance with legal and regulatory requirements; and discuss with management and the independent auditors the Company's annual and quarterly financial statements and key accounting and/or reporting matters. The Audit Committee currently consists of Messrs. Egen, Meyer and Tresnowski, with Mr. Meyer serving as chairman of the committee and as "audit committee financial expert" as defined under SEC rules promulgated under the Sarbanes-Oxley Act of 2002. All current members of the Audit Committee are independent within the meaning of the regulations adopted by the SEC under the Sarbanes-Oxley Act of 2002 and the requirements of the Nasdaq Stock Market regarding audit committee membership. A copy of the Audit Committee's charter is available on our website at www.aksys.com.

        Compensation Committee.    The Compensation Committee is responsible for, among other things, approving overall compensation policy; determining and approving the compensation of the chief executive officer and other senior officers; approving appointments and promotions of senior officers and key employees; and administering the Company's stock-based, profit-sharing and incentive compensation plans, and grants of awards thereunder. The Compensation Committee currently consists of Messrs. Egen, Rountree and Tresnowski, with Mr. Roundtree serving as chairman of the committee. All current members of the Compensation Committee are independent within the meaning of the requirements of the Nasdaq Stock Market regarding Compensation Committee membership. A copy of the Compensation Committee's charter is available on our website at www.aksys.com.

        Nominating Committee.    The Nominating Committee is responsible for, among other things, establishing criteria for board membership; considering, recommending and recruiting candidates to fill new positions on the board; reviewing candidates recommended by stockholders; and recommending the director nominees for approval by the board and the stockholders. The Nominating Committee currently consists of Messrs. Egen, Meyer, Rountree and Tresnowski, with Mr. Tresnowski serving as chairman of the committee. All current members of the Nominating Committee are independent within the meaning of the requirements of the Nasdaq Stock Market regarding Nominating Committee membership. A copy of the Nominating Committee's charter is available on our website at www.aksys.com. The Nominating Committee does not have a written policy regarding stockholder nominations for director candidates. The committee will, however, consider candidates for director nominees put forward by stockholders. See "Stockholder Proposals and Nominations" for information on how stockholders may submit nominees for the Company's Board of Directors.

        Board and Committee Meetings.    The Board of Directors held 15 meetings during 2003. The Compensation Committee held 5 meetings, the Audit Committee held 3, and the Nominating Committee, which was formed February 8, 2004, held no meetings in 2003. Each of the directors attended at least 75% of the meetings of the Board and the committees on which they served.

Policies on Business Ethics

        All of Aksys' employees, including its Chief Executive Officer, Chief Financial Officer and Corporate Controller, as well as its Directors, are required to comply with the Company's Code of Ethics to ensure that the Company's business is conducted in a consistently legal and ethical manner. The Sarbanes-Oxley Act of 2002 requires companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Aksys currently has these procedures in place, which are set forth in the Code of Ethics. The full text of the Aksys Code of Ethics is posted on the Company's web site, at www.aksys.com, under the "Corporate Information—Corporate Governance" captions. Aksys will disclose future amendments to, or waivers from, certain provisions of its Code of Ethics for its Chief Executive Officer, Chief Financial Officer and Corporate Controller, if any, on its web site within five business days following the date of the amendment or waiver, or such earlier period of time that the SEC may require.

APPROVAL OF AMENDMENTS TO AKSYS, LTD. 1996 STOCK AWARDS PLAN
(Proposal No. 2 on Proxy Card)

        The Board of Directors has adopted and recommends that you approve the following amendments to the Aksys, Ltd. 1996 Stock Awards Plan:

  •
  Increase the number of shares authorized for issuance under the plan from 2,275,000 shares to 3,275,000 shares. The Company is currently authorized to issue 2,275,000 shares under the plan and it is close to using up that amount with anticipated option grants in fiscal year 2004. The Company is asking that you approve an additional 1,000,000 shares for issuance under the plan.

        Before you decide how to vote you should review the key provisions of the plan summarized below and the full text of the plan attached hereto as Appendix A with the proposed change highlighted in Section 5.

What is the plan and why does the Board support approval of the amendments?

        The plan plays an important role in the Company's effort to attract and retain employees and directors of outstanding ability, and to align the interests of employees and directors with those of the stockholders through increased employee and director ownership of the Company.

        The Board of Directors believes that the amendments are necessary for the Company to be able to continue to provide appropriate equity incentives to employees and directors in the future. As of March 22, 2004, of the 2,275,000 shares of Common Stock available for issuance upon the exercise of awards granted under the plan, only 20,042 remained available to be granted. In the event that the amendment to increase the authorized shares is not approved by the Company's stockholders, the plan will continue in effect but the Company's ability to grant new awards under the plan will be constrained due to the limited number of shares of Common Stock that currently remain available for awards. The plan was originally adopted in April 1996, and amended in April 1999 and April 2001.

        The purposes of the plan are to provide long-term incentives and rewards to employees and directors of the Company, to assist the Company in attracting and retaining individuals with experience and/or ability on a basis competitive with industry practices and to associate the interests of these individuals with those of the stockholders of the Company. The plan is intended to satisfy specific requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code.

Who is eligible to participate?

        Any officer, employee, consultant or advisor of the Company or its subsidiaries, regardless of whether such person is also a director of the Company or its subsidiaries, is eligible to be considered for the grant of awards under the plan. In addition, any non-employee director of the Company is eligible to receive awards under the plan. The selection of those participants who will receive awards under the plan and the timing and amount of awards is entirely within the discretion of the Compensation Committee other than with respect to non-employee directors. As of March 22, 2004, there were approximately 113 persons (including all officers and directors of the Company) eligible to participate in the plan.

How is the plan administered?

        The plan is administered by the Compensation Committee of the Board of Directors, which is comprised of independent directors. The committee has the authority to administer and control the operation of the plan, interpret the plan, adopt, amend and rescind rules and regulations, and make all determinations necessary or advisable under the plan. All determinations and decisions made by the committee are final, conclusive and binding.

Are there any limits on the shares to be issued?

        Yes. After giving effect to the amendments, a maximum of 3,275,000 shares of Common Stock will be authorized to be issued under the plan, of which 325,000 shares will be reserved for awards to non-employee directors and 2,950,000 shares will be reserved for awards to officers, employees, consultants and advisors.

What types of awards are provided under the plan?

        Awards to non-employee directors will be in the form of non-qualified stock options. Awards to officers, employees, consultants and advisors may be in the form of restricted stock, stock options, stock appreciation rights, limited stock appreciation rights or awards tied to specific performance measures and targets.

        Non-Employee Director Stock Options.    Any person who first becomes a non-employee director is automatically granted an option entitling such director to purchase 5,000 shares of Common Stock on the date on which such person first becomes a non-employee director. In addition, on the later of (1) July 1 of each year and (2) the day next following each annual meeting of stockholders of the Company, each person who is a non-employee director shall automatically be granted an option entitling such director to purchase 5,000 shares of Common Stock. Each of these options will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant. All options granted to non-employee directors vest and become exercisable in four equal installments on the first day of each calendar quarter that the director serves on the Board of Directors after the date of grant. All options held by non-employee directors expire and are no longer exercisable after the first to occur of (1) the tenth anniversary of the date of grant of such option, (2) one year following the optionee's termination of directorship due to death or to total and permanent disability or (3) three months after the optionee ceases to be a director of the Company.

        Stock Options.    Options granted under the plan may be incentive stock options or nonqualified stock options. An option may be granted on the terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, incentive stock options will be granted with an exercise price equal to the fair market value on the date of grant. Additional limitations apply to incentive stock options granted to a grantee that beneficially holds 10% or more of our voting stock. The Compensation Committee may authorize loans to individuals to finance their exercise of vested options. Options granted under the plan become exercisable at those times and under the conditions determined by the Compensation Committee.

        Stock Appreciation Rights.    Stock appreciation rights may be granted simultaneously with the grant of an option or, in the case of nonqualified stock options, at any time during its term. Generally, stock appreciation rights may be exercised only at that time as the related option is exercisable. Upon exercise of a stock appreciation right, a grantee will receive for each share for which a stock appreciation right is exercised, an amount in cash or Common Stock, as determined by the Compensation Committee, equal to the excess of the fair market value of a share of Common Stock on the date the stock appreciation right is exercised over the exercise price per share of the option to which the stock appreciation right relates.

        Restricted Stock.    The plan also provides for the granting of restricted stock awards, which are awards of Common Stock that may not be disposed of, except by will or the laws of descent and distribution, for a period of time determined by the Compensation Committee. The Compensation Committee may also impose other conditions and restrictions on the shares, as it deems appropriate, including the satisfaction of performance criteria.

        Other Awards.    In addition to the awards described above, the plan allows the Compensation Committee to provide awards of warrants, dividend equivalents, phantom stock, performance shares or other securities or rights that the committee determines to be consistent with the objectives and limitations of the plan. While the Compensation Committee has not adopted special rules with respect to these types of awards, it retains the right to grant these awards with respect to the Common Stock of the Company.

Can the plan be amended or terminated?

        The Board of Directors may amend or terminate the plan at any time and in any manner; however, as required by any law, regulation or stock exchange rule, no change shall be effective without the approval of our stockholders. In addition, no such amendment or termination shall deprive a participant of an award previously granted under the plan or any of his or her rights thereunder, without the consent of such participant.

What are the new plan benefits?

        The benefits or amounts that will be received by or allocated to:

  •
  each of the Named Executive Officers (as defined below),

  •
  all current executive officers, as a group,

  •
  all current directors who are not executive officers, as a group, and

  •
  all employees, including all current officers who are not executive officers, as a group,

are not presently determinable, except for the automatic annual grants of options to purchase our Common Stock granted to each non-employee director described above. Grants or awards under the current plan are made at the discretion of the Compensation Committee. If the plan, as amended, had been in effect in fiscal 2003, the stock option grants received by our officers, employees and directors would have been the same as the stock options received by such persons for fiscal 2003 under the plan. See "Options Grants In Last Fiscal Year" below.

What are the federal income tax consequences related to stock options?

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the plan, and with respect to the sale of Common Stock acquired thereunder. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

        Incentive Stock Options.    In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

        Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for more than two years from the date the option was granted and more than one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

        If the participant sells ISO Stock for more than the exercise price within two years of the date the option was granted or within one year of the date the option was exercised (a "Disqualifying Disposition"), then the gain recognized by the participant will be ordinary compensation income to the extent that such gain does not exceed the excess of the fair market value of the ISO Stock on the purchase date and the exercise price paid for the ISO stock and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of the sale.

        If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale.

        Non-Qualified Options.    As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-qualified option. However, a participant generally will recognize ordinary compensation income upon the exercise of a non-qualified option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NQO Stock") on the date the option was exercised over the exercise price.

        A participant will have a tax basis for any NQO Stock equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NQO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NQO Stock and the participant's tax basis in the NQO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NQO Stock for more than one year prior to the date of the sale.

        Stock Appreciation Rights.    In general, a participant will recognize ordinary compensation income equal to the amount of cash, or the fair market value of the stock, received upon exercise of a stock appreciation right.

        Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the participant's applicable holding period and the participant's tax basis.

        Tax Consequences to the Company.    The grant of an award under the plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the plan nor the sale of ISO Stock that is not a Disqualifying Disposition, will have any tax consequences to the Company. However, the Company generally will be entitled to a deduction with respect to any ordinary compensation income recognized by a participant under the plan, including in connection with a restricted stock award, or as a result of the exercise of a non-qualified stock option or a Disqualifying Disposition of ISO Stock. Any such deduction will be subject to certain limitations, including limitations imposed under of Section 162(m) of the Internal Revenue Code.

What was the closing price of our Common Stock?

        The closing price of our Common Stock reported on the Nasdaq National market for March 22, 2004, was $6.18 per share.

The Board of Directors unanimously recommends a vote "FOR" approval of the amendments to the Aksys, Ltd. 1996 Stock Awards Plan.

VOTING ARRANGEMENT ENTERED INTO IN CONNECTION
WITH SETTLEMENT OF THE DURUS MATTER

        In August 2003, we commenced litigation against Durus Life Sciences Master Fund Ltd., Artal Long Biotech Portfolio LLC and other defendants formerly affiliated with the Master Fund and Artal in connection with their acquisition of approximately 73% of our Common Stock. Among other things, our lawsuit sought injunctive relief and damages arising from the defendants' alleged violation of federal securities laws and a contract we entered into with certain of the defendants in April 2003. In February 2004 we reached a negotiated settlement of this litigation with all of the defendants. As part of the settlement, the Master Fund and Artal agreed to execute irrevocable proxies directing that the shares of our Common Stock that they own be voted: (1) in favor of our nominees for our board of directors at the Annual Meeting, (2) as directed by a majority of our independent directors with respect to any stockholder proposals at the Annual Meeting and (3) in proportion to the votes cast by all other holders of our Common Stock (other than the defendants) in future stockholder votes and with respect to other matters at the Annual Meeting. The authority granted by the proxies continues until the defendants' aggregate ownership of our Common Stock decreases below 15%, provided that once the defendants' aggregate ownership of our Common Stock decreases below 50% of the outstanding Common Stock, the authority granted by the proxies will apply only to those shares of Common Stock owned by the defendants in the aggregate in excess of 14.99% of our outstanding Common Stock. As of March 22, 2004, the Master Fund owned 21,333,118 shares of our common stock (which includes 281,454 shares issuable upon exercise of immediately exercisable warrants), and Artal owned 498,100 shares of our Common Stock, collectively representing approximately 73% of the outstanding shares of our Common Stock as of such date.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        Except as otherwise noted, the following table sets forth certain information as of March 22, 2004, as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by (1) each of the directors of the Company, (2) each of the Named Executive Officers (as defined below) in the Summary Compensation Table and (3) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock referenced in the following table (including those shares of Common Stock which were issuable pursuant to the exercise of options which vest within 60 days of March 22, 2004) has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Except as indicated below, the address for each such person is c/o Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois, 60069.

Name of Beneficial Owner	Beneficially Owned	Percentage Owned(1)
Durus Life Sciences Master Fund Ltd.(2)	21,331,118	71.6%
William C. Dow(3)	490,364	1.6%
Lawrence D. Damron(4)	98,192	*
Richard P. Goldhaber(5)	97,958	*
Thomas F. Scully(6)	34,274	*
Nancy S. Schmelkin(7)	13,750	*
Richard B. Egen(8)	85,500	*
Alan R. Meyer(9)	29,242	*
W. Dekle Rountree, Jr.(10)	88,500	*
Bernard R. Tresnowski(11)	53,250	*

All directors and executive officers as a group (9 persons)	991,030	3.3%

*
Less than one percent of the issued and outstanding shares of Common Stock of the Company.

(1)
Based upon the number of shares of Common Stock outstanding and entitled to be voted at the Annual Meeting as of the Record Date.

(2)
As reported on a Schedule 13D filed with the Securities and Exchange Commission on February 26, 2004, by Durus Life Sciences Master Fund Ltd. Includes 281,454 shares of Common Stock subject to immediately exercisable outstanding warrants. The business address of the Master Fund is c/o International Fund Services (Ireland) Ltd., 3rd Floor, Bishops Square, Redmonds Hill, Dublin 2, Ireland. See "Voting Arrangement Entered Into In Connection With Settlement of the Durus Matter" for information with respect to how these shares will be voted.

(3)
Includes 476,500 shares of Common Stock subject to options presently exercisable or exercisable within 60 days.

(4)
Includes 91,290 shares of Common Stock subject to options presently exercisable or exercisable within 60 days.

(5)
Includes 96,708 shares of Common Stock subject to options presently exercisable or exercisable within 60 days.

(6)
Includes 29,875 shares of Common Stock subject to options presently exercisable or exercisable within 60 days.

(7)
Includes 13,750 shares of Common Stock subject to options presently exercisable or exercisable within 60 days.

(8)
Includes 78,500 shares of Common Stock subject to options presently exercisable or exercisable within 60 days.

(9)
Includes 28,500 shares of Common Stock subject to options presently exercisable or exercisable within 60 days.

(10)
Includes 51,000 shares of Common Stock subject to options presently exercisable or exercisable within 60 days.

(11)
Includes 52,250 shares of Common Stock subject to options presently exercisable or exercisable within 60 days.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The table below provides information relating to compensation for the Chief Executive Officer and the other highest paid executive officers of the Company earning $100,000 or more (collectively, the "Named Executive Officers") during fiscal 2003. The amounts shown include compensation for services in all capacities that were provided to the Company.

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
William C. Dow President and Chief Executive Officer	2003 2002 2001	$ $ $	335,000 310,000 310,000	$ $ $	167,500 99,675 54,425	–0– –0– –0–	40,000 –0– 22,000	–0– –0– –0–
Lawrence D. Damron (1) Sr. Vice President and Chief Financial Officer	2003 2002	$ $	248,000 160,000	$ $	71,136 36,000	–0– –0–	7,500 170,000	–0– –0–
Richard P. Goldhaber (2) Sr. Vice President and Chief Technical Officer	2003 2002 2001	$ $ $	233,750 224,400 220,000	$ $ $	65,031 87,231 9,670	–0– –0– –0–	7,500 10,000 2,000	$–0– –0– 17,156
Thomas F. Scully Sr. Vice President Operations and Manufacturing	2003 2002 2001	$ $ $	198,392 190,000 173,197	$ $	53,419 74,700 –0–	–0– –0– –0–	7,500 45,000 1,500	–0– –0– –0–
Nancy S. Schmelkin (3) Sr. Vice President Global Marketing and Customer Care	2003 2002	$ $	175,833 37,575	$ $	55,200 4,599	–0– –0–	27,500 25,000	$321 –0–

(1)
Compensation information for fiscal 2002 only includes compensation earned after Mr. Damron joined the Company in May 2002.

(2)
"All Other Compensation" of $17,156 for fiscal 2001 represents relocation costs.

(3)
Compensation information for fiscal 2002 only includes compensation earned after Ms. Schmelkin joined the Company in October 2002.

Stock Option Grants

        The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2003.

Option Grants In Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal 2003	Exercise Price (Per Share)(1)	Expiration Date(2)	Grant Date Value(3)
William C. Dow	40,000	16.5%	$5.61	01/31/13	$128,400
Lawrence D. Damron	7,500	3.1	6.10	03/02/13	26,175
Richard P. Goldhaber	7,500	3.1	6.10	03/02/13	26,175
Thomas F. Scully	7,500	3.1	6.10	03/02/13	26,175
Nancy S. Schmelkin	2,500	1.0	6.10	03/02/13	8,725
Nancy S. Schmelkin	25,000	10.3	10.07	09/01/13	143,500

(1)
Options were granted at an exercise price equal to the fair market of the Company's Common Stock on the grant date.

(2)
Options granted to the Named Executive Officers are subject to vesting and, accordingly, may terminate before the dates indicated. Options generally vest over a four-year period.

(3)
The estimated present value at grant date of options granted during fiscal 2003 has been calculated using the Black-Scholes options pricing model, based upon the following assumptions: estimated time until exercise of five years; an average risk-free interest rate of 2.08%; a volatility rate of 67%; and an expected dividend yield of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Stock Option Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning stock options held as of December 31, 2003.

Aggregated Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End (1) Exercisable/ Unexercisable
William C. Dow	—	—	461,500/51,000	$1,611,600/$96,300
Lawrence D. Damron	—	—	69,215/108,285	$197,292/$197,116
Richard P. Goldhaber	—	—	80,979/23,521	$51,245/$8,000
Thomas F. Scully	—	—	15,500/38,500	$107,479/$98,229
Nancy S. Schmelkin	—	—	12,500/40,000	$26,776/$73,526

(1)
Options are considered "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the Common Stock subject to the options (the stock's closing price as reported on the Nasdaq National Market was $8.82 on December 31, 2003), and the exercise price of the options. As of December 31, 2003, (a) Mr. Dow had options to purchase 450,000 shares at $5.31 per share, 22,000 shares at $16.75 per share and 40,000 at $5.61 per share; (b) Mr. Damron had options to purchase $170,000 shares at $6.62 per share and 7,500 shares at $6.10 per share; (c) Mr. Goldhaber had options to purchase 85,000 shares at $8.62 per share, 2,000 shares at $4.82 per share, 10,000 at $6.32 per share, and 7,500 at $6.10 per share; (d) Mr. Scully had options to purchase 1,500 shares at $4.82, 40,000 at $4.65, 5,000 at $6.32, and 7,500 at $6.10; and (e) Ms. Schmelkin had options to purchase 25,000 shares at $5.08 per share, 2,500 shares at $6.10 per share, and 25,000 at $10.07 per share.

Severance Agreements

        The Company has entered into severance, confidentiality and non-competition arrangements with certain of its executive officers.

        Mr. Dow's agreement provides for a non-competition period of two years following his resignation or termination by the Company for cause or for one year following termination by the Company without cause or due to disability. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal Mr. Dow's aggregate base salary for the prior twelve months before termination. Customary ownership of intellectual property and confidentiality provisions are also contained in this agreement.

        Mr. Damron's agreement provides for a non-competition period of one year following the date of the termination of his employment. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal Mr. Damron's aggregate base salary for the prior twelve months before termination. Mr. Damron is also entitled to a lump sum payment equal to his aggregate base salary for the prior twelve months in the event that his position is eliminated after a change of control. Customary ownership of intellectual property and confidentiality provisions are also contained in this agreement.

        Mr. Goldhaber's agreement provides for a non-competition period of one year following the date of the termination of his employment. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal Mr. Goldhaber's aggregate base salary for the prior six months before termination. Customary ownership of intellectual property and confidentiality provisions are also contained in this agreement.

        Ms. Schmelkin's agreement provides for a non-competition period of one year following the date of the termination of her employment. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal Ms. Schmelkin's aggregate base salary for the prior six months before termination. Customary ownership of intellectual property and confidentiality provisions are also contained in this agreement.

        Mr. Scully's agreement provides for a non-competition period of two years following his resignation or termination by the Company for cause or for one year following termination by the Company without cause or due to disability. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal Mr. Scully's aggregate base salary for the prior six months before termination. Customary ownership of intellectual property and confidentiality provisions are also contained in this agreement.

Equity Compensation Plan Information

        The following table sets forth information about the Company's Common Stock that may be issued under all of the Company's existing equity compensation plans as of December 31, 2003, including the 1993 Stock Option Plan, the 1996 Stock Awards Plan and the 2001 Employee Stock Purchase Plan.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants or rights	Weighted-average exercise price of outstanding options, warrants or rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,433,850	$6.7325	527,596
Equity compensation plans not approved by security holders	None	N/A	None
Total	1,433,850	$6.7325	527,596

Certain Relationships and Related Transactions

        None.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following Compensation Committee Report on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated. The material set forth below is a report submitted by the Compensation Committee regarding compensation policies and programs for executive officers for fiscal year 2003.

Compensation Philosophy and Executive Compensation Objectives

        The management compensation program is designed to reward outstanding performance and results. The compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide fully competitive levels of compensation—at expected levels of performance—in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the executives and stockholders such that a significant portion of compensation is directly linked to maximizing stockholder value.

        In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the short-term and long-term success of the Company. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance. To accomplish these objectives, the Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives and long-term incentives in the form of stock options. The following sections describe these elements of compensation and discuss how each component relates to the overall compensation philosophy.

Base Salary Program

        The base salary program is based on a philosophy of providing base pay levels that are competitive with other early commercialization stage companies in the medical device industry. The Company periodically reviews its executive pay levels to ensure consistency with similarly positioned companies in such industry.

        Annual salary adjustments are based on several factors: the general level of market salary increases, individual performance and long-term value provided to the Company, competitive base salary levels and the Company's overall results.

Annual Bonus

        Annual bonuses are intended to (1) reward key employees based on Company and individual performance, (2) motivate key employees and (3) provide pay-for-performance cash compensation opportunities to participants. The criteria for bonus payments are based on the achievement of the specific development and Company milestones established by the Compensation Committee at the beginning of each fiscal year.

Long-Term Incentives

        Long-term incentives are designed to focus the efforts of key employees on the long-term goals of the Company and to maximize total return to the stockholders of the Company. The Compensation Committee has relied solely on stock option awards to provide long-term incentive opportunities. Stock options align the interests of key employees and stockholders by providing value to the key employee through stock price appreciation only. Stock options issued to employees generally have a ten-year term before expiration and are fully exercisable within four years of the grant date.

Compensation of President and Chief Executive Officer

        In setting Mr. Dow's base salary and awarding his cash bonus for fiscal 2003, the Compensation Committee evaluated the same factors which it considers in establishing the salary levels and bonuses of the other executive officers of the Company. In addition, the Compensation Committee considered the status of Mr. Dow as the Company's most senior officer and the important role he has in achieving overall corporate goals. In granting stock options to Mr. Dow, the Compensation Committee sets no fixed guidelines, but takes into consideration his total compensation package and competitive compensation data, the long-term nature of stock options, overall corporate financial performance, his role in attaining those results, and the number of options previously granted, although no particular weighting is assigned to any factor.

        Mr. Dow was awarded a base salary of $335,000 for fiscal 2003. The base salary awarded to Mr. Dow was set at a competitive level with respect to comparable companies. Mr. Dow also earned a bonus of $167,500 in 2003 in connection with the Company's achievement of milestones.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally disallows deductions to public companies for executive compensation in excess of $1 million to the chief executive officer and other named executive officers. The Company's policy is to comply with the requirements of Section 162(m) and maintain deductibility for all executive compensation, except in circumstances where the Compensation Committee concludes on an informed basis, in good faith, and with the honest belief that it is in the best interest of the Company and the stockholders to take actions with regard to the payment of executive compensation which do not qualify for tax deductibility. In fiscal 2003, the Company did not pay compensation to any executive that was subject to Section 162(m).

Compensation Committee
Richard B. Egen
W. Dekle Rountree, Jr.
Bernard R. Tresnowski

Compensation Committee Interlocks and Insider Participation

        None of the current members of the Compensation Committee is or has been an officer or employee of Aksys. None of the executive officers serves, or served in 2003, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or the Compensation Committee.

AUDIT COMMITTEE REPORT

        The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

        The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is comprised of three independent directors, as defined by the rules of the National Association of Securities Dealers and the Securities and Exchange Commission, and operates under a written charter approved by the Board of Directors on August 13, 2003. This charter may be viewed at the Company's web site, www.aksys.com, under "Corporate Information," then "Corporate Governance."

        Management is responsible for the Company's internal controls and financial reporting processes. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee all of these processes.

        In connection with these responsibilities, the Audit Committee met with management and the Company's independent accountants, KPMG LLP, to review and discuss the December 31, 2003 financial statements prior to their issuance. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP matters relating to its independence.

        Based upon the Audit Committee's discussions with management and KPMG LLP, and the Audit Committee's review of the representations of management and KPMG LLP, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee
Richard B. Egen
Alan R. Meyer
Bernard R. Tresnowski

PERFORMANCE GRAPH

        The following graph compares our cumulative total stockholder return since December 31, 1998 with the Nasdaq Total Return Index and an index of certain companies selected by the Company as comparative to the Company in that each is or recently has been a development stage manufacturer of medical devices. The graph assumes that the value of the investment in the Common Stock and each index was $100.00 on December 31, 1998, and assumes that all dividends paid were reinvested.

Comparison of Our Common Stock,
The Nasdaq Total Return Index and a Peer Group Index(1)

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Aksys, Ltd.	$100	$113	$383	$108	$123	$205
Nasdaq Total Return Index	$100	$186	$113	$89	$61	$91
Peer Group Index	$100	$184	$207	$301	$224	$276

(1)
The companies selected to form the Company's industry peer group index are Cantel Medical, Cardiac Sciences, CTI Molecular, Immucor, Integra Lifesciences, Intuitive Surgical, Thoratec, Zoll Medical, and Biolase Technology. These companies are in medical technology with a capital equipment product line and have a market capitalization between $100 million and $1 billion.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of shares of the Common Stock with the SEC. Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports received by it, or written representations that no other reports were required, the Company believes that, from January 1, 2003 through December 31, 2003, its directors, executive officers and greater than 10% beneficial owners complied with the reporting requirements under Section 16(a), with the exception of (1) Mr. Rohrer, who filed a report on June 6, 2003 with respect to a grant of options to purchase 30,000 shares of Common Stock on May 27, 2003,and (2) Durus Capital Management, LLC, who filed reports on July 31, 2003 with respect to several purchases and sales of common stock, which reports were not timely filed.

INDEPENDENT AUDITORS

        The Board of Directors, upon the recommendation of its Audit Committee, has selected KPMG LLP ("KPMG") to review the books and accounts of the Company for the three fiscal quarters ending September 30, 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting for the purpose of making a statement, should they so desire, and respond to stockholder questions.

        The following table sets forth fees for professional services rendered by KPMG LLP to us for the audit of our annual financial statement for the years ended December 31, 2003 and 2002, and fees for other services rendered by KPMG during those periods.

Fees	2003	2002
Audit fees	$149,130	$112,300
Audit-related fees	$125,710	$63,443
Tax fees	$10,800	$19,860
All other fees	—	—

Total	$274,840	$175,743

        Audit Fees.    Annual audit fees relate to services rendered in connection with the audit of the annual financial statement included in this report and the review included in our quarterly reports on Form 10-Q.

        Audit-Related Fees.    Audit-related fees include fees for consultations concerning financial accounting and reporting matters, including review of registration statements filed with the SEC.

        Tax fees.    Tax fees include fees for services rendered in connection with tax preparation and tax consultation services.

        All other fees.    There were no other fees in 2003 or 2002.

Pre-Approval Policies

        Under our pre-approval policies with respect to our independent auditor, the Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors for such services. The Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 2005 annual meeting of stockholders must be received by the Company on or before the close of business on December 3, 2004. Such proposals should be submitted by certified mail, return receipt requested and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy card.

        In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder nominations for directors and other proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company's annual meeting in 2005, such a nomination or proposal must be received by the Company after February 4, 2005 but not later than March 6, 2005. If the date of the annual meeting is more than 30 days from the anniversary date of the immediately preceding annual meeting, notice must be received no later than the close of business on the tenth day following the earlier of the date on which notice was mailed or public announcement of the date of the meeting was first made. A nomination or other proposal will be disregarded if it does not comply with the above procedures and any additional requirements set forth in the Bylaws. Please note these requirements relate only to the matters that you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC's requirements to have your proposal included in the Company's proxy statement.

FORM 10-K

        The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2003, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Assistant Secretary, Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois 60069.

OTHER MATTERS

        The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone, facsimile or other electronic means. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

        As of the date of this Proxy Statement, the Board and management do not intend to present, nor do they know of any others who intend to present, any matters at the Annual Meeting other than those disclosed in the notice of the meeting. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted by the person or persons entitled to vote the shares represented by such proxies on any such other matter in accordance with their best judgment.

By Order of the Board of Directors

William C. Dow President and Chief Executive Officer
April 1, 2004

        IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE THE ENCLOSED PROXY.

APPENDIX A

AKSYS, LTD.
1996 STOCK AWARDS PLAN
(As Amended April 26, 2001)

SECTION 1. Purpose

        The purpose of the Aksys, Ltd. 1996 Stock Awards Plan (the "Plan") is to enable Aksys, Ltd., a Delaware corporation (the "Company"), and its subsidiaries to attract, retain and motivate its directors and employees by providing for or increasing the proprietary interests of such persons in the Company. The Company believes the Plan will further identify the interests of directors and employees with those of the Company's stockholders.

SECTION 2. Persons Eligible

        Any officer, employee, consultant or advisor of the Company or its subsidiaries, regardless of whether such person is also a director of the Company or its subsidiaries (an "Employee"), shall be eligible to be considered for the grant of Employee Awards (as defined below) under the Plan. In addition, any director of the Company who is not an officer or employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive a Director Option (as defined below) as set forth in this Plan.

SECTION 3. Employee Awards

        (a)    The Committee (as defined below) on behalf of the Company is authorized under the Plan to enter into any type of arrangement with an Employee that is consistent with the provisions of the Plan and that by its terms involves the issuance or potential issuance of (i) shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") or (ii) a "Derivative Security" as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with an exercise or conversion right at a price related to Common Stock or with a value derived from the value of the shares of Common Stock. The entering into of any such arrangement is referred to herein as the grant of an "Employee Award."

        (b)   Employee Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Employee Award may consist of one or more such security or benefit.

        (c)    Subject to the provisions of the Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Employee Award granted under the Plan, which terms and conditions may include without limitation:

          (i)    a provision permitting the recipient of such Employee Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Employee Award, or the tax withholding obligation of such Employee with respect to the Employee Award, in whole or in part, by any one or more of the following:

    (A)
    the delivery of previously owned shares of Common Stock or other property,

    (B)
    a reduction in the amount of Common Stock or other property otherwise issuable pursuant to such Employee Award, or

    (C)
    the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

          (ii)   a provision conditioning or accelerating the receipt of benefits pursuant to such Employee Award either automatically or in the discretion of the Committee upon the occurrence of specified events, including a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

          (iii)  provisions with respect to vesting and exercisability; or

          (iv)  provisions required in order for such Employee Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

        (d)   Notwithstanding any other provision of the Plan, no one Employee shall be granted options or other Employee Awards with respect to more than 100,000 shares of Common Stock in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Employee Awards hereunder to qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code ("Performance-Based Compensation"). The limitation set forth in this Section 3(d) shall be subject to adjustment as provided in Section 7 hereof, but only to the extent such adjustment would not affect the status of compensation attributable to Employee Awards hereunder as Performance-Based Compensation.

SECTION 4. Non-Employee Director Awards

        Options granted pursuant to this Section 4 shall be referred to as "Director Options."

        (a)   Any person who first becomes a Non-Employee Director on or after the Effective Date shall automatically be granted an option entitling such director to purchase 5,000 shares of Common Stock on the date on which such person first becomes a Non-Employee Director (the "Initial Director Option"). The Initial Director Option shall be subject to adjustment pursuant to Section 7 hereof after the Effective Date. The exercise price for each such share shall be the last reported sale price of the Common Stock on the principal securities exchange or other trading market on which shares of the Common Stock are then listed on the date of grant or, if the Common Stock is at such time not traded on an exchange or market, the fair market value of a share of Common Stock on such date as determined by the Committee.

        (b)   Each Initial Director Option shall vest and become exercisable immediately upon grant.

        (c)   On the later of (i) July 1 of each year and (ii) the day next following each annual meeting of stockholders of the Company (such date, the "Determination Date"), commencing in 1996, each person who is a Non-Employee Director on such Determination Date shall automatically be granted an option entitling such director to purchase 5,000 shares of Common Stock (the "Annual Director Option"). The Annual Director Option shall be subject to adjustment pursuant to Section 7 hereof after the Effective Date. The exercise price for each such share shall be the last reported sale price of the Common Stock on the principal securities exchange or other trading market on which shares of the Common Stock are then listed on such Determination Date (or, if the Determination Date is not a trading day on such exchange or other trading market, the last trading day immediately preceding such date) or, if the Common Stock is not listed or quoted on a securities exchange or other trading market, the fair market value of a share of Common Stock on such date as determined by the Committee.

        (d)   Each Annual Director Option shall vest and become exercisable for 25% of the total option award on the first day after the Determination Date ("Initial Vesting Date"); and an additional 25% on each date that is three, six and nine months after the Initial Vesting Date, provided that the Non-Employee Director continued to serve in a Director capacity on those vesting dates.

        (e)   Each Director Option shall expire and not be exercisable after the first to occur of (i) the tenth anniversary of the date of grant of such option and (ii) three months after the optionee ceases to be a director of the Company (12 months if the optionee ceases to be a director of the Company due to death or to total and permanent disability as determined by the Board of Directors of the Company (the "Board") in good faith).

        (f)    The provisions of this Section 4 that relate to the amount, price and timing of Director Options shall not be amended more than once every six months, except as permitted by Rule 16b-3(c)(2)(ii)(B) under the Exchange Act.

SECTION 5. Stock Subject to Plan

        (a)   At any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Employee Awards granted under the Plan shall not exceed 2,950,000, subject to adjustment as provided in Section 7 hereof. For purposes of this Section 5(a), the aggregate number of shares of Common Stock issued and issuable pursuant to Employee Awards granted under the Plan shall at any time be deemed to be equal to the sum of the number of shares of Common Stock which have been issued pursuant to Employee Awards and which have not been repurchased by the Company and the number of shares which are or may be issuable at or after such time pursuant to Employee Awards.

        (b)   At any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Director Options granted under the Plan shall not exceed 325,000, subject to adjustment as provided in Section 7 hereof. For purposes of this Section 5(b), the aggregate number of shares of Common Stock issued and issuable pursuant to Director Options granted under the Plan shall at any time be deemed to be equal to the sum of the number of shares of Common Stock which have been issued pursuant to Director Options and which have not been repurchased by the Company and the number of shares which are or may be issuable at or after such time pursuant to Director Options.

        (c)   Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

SECTION 6. Administration

        (a)   The Plan shall be administered by a committee (the "Committee") of the Board consisting of two or more directors, each of whom is a "disinterested person" (as such term is defined in Rule 16b-3 under the Exchange Act); provided that to the extent permitted at any time under Rule 16b-3 or any successor rule and under Section 162(m) of the Internal Revenue Code or any successor statutory provision, and any implementing regulations, without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act provided by Rule 16b-3 and the exemption from the limitations on the deductibility of certain executive compensation provided by Section 162(m), the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, to such other person or persons as it may determine in its discretion, which persons may be officers or employees of the Company or third parties (each such person, an "Authorized Delegate").

        (b)   Subject to the provisions of the Plan, the Committee (or its Authorized Delegate) shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan, including the following:

          (i)    adopt, amend and rescind rules and regulations relating to the Plan;

          (ii)   determine which persons meet the requirements of Section 2 hereof for eligibility under the Plan (and, with respect to employees, which of such persons, if any, shall be granted Employee Awards);

          (iii)  determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

          (iv)  interpret and construe the Plan and the terms and conditions of any Employee Award or Director Option granted hereunder; and

          (v)   correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Employee Award or Director Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

        (c)   Any decision of the Committee (or any Authorized Delegate) in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any Authorized Delegate to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Employee Awards and Director Options made or to be made to Plan participants. No member of the Committee or any Authorized Delegate shall be liable for anything done or omitted to be done by such member or Authorized Delegate, by any other member of the Committee or by any other Authorized Delegate in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by Authorized Delegates.

SECTION 7. Adjustments

        If the outstanding securities of the class then subject to the Plan (initially, the Common Stock) are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular quarterly or annual cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the price and number and type of shares or other securities or cash or other property that may be acquired pursuant to Employee Awards and Director Options theretofore granted under the Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Employee Awards and Director Options thereafter granted under the Plan, (c) to the extent permitted under Section 3(d) hereof, the maximum number of shares of Common Stock with respect to which Employee Awards may be granted to any Employee during any calendar year and (d) the number of shares of Common Stock to be awarded to Non-Employee Directors pursuant to Director Options under Section 4 hereof; provided, however, that no adjustment shall be made to the number of shares of Common Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; and provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to awards hereunder by causing such compensation to be other than Performance-Based Compensation.

SECTION 8. Amendment and Termination

        The Board may amend (subject to Section 4(d) hereof) or terminate the Plan at any time and in any manner; provided however, that no such amendment or termination shall deprive a participant of an Employee Award or Director Option previously granted under the Plan of any of his or her rights thereunder, without the consent of such participant.

SECTION 9. Effectiveness

        The Plan shall be submitted to the stockholders of the Company for their approval and adoption in accordance with applicable law and Rule 16b-3(b) under the Exchange Act and Section 162(m) under the Internal Revenue Code. The Plan shall become effective on April 23, 1996 (the "Effective Date"); provided, that the Plan shall cease to be effective and any Employee Awards and Director Options granted hereunder shall become null and void if the Plan is not approved by the Company's stockholders prior to or within 12 months after April 23, 1996.

SECTION 10. Miscellaneous Provisions

        (a)   Neither the Plan nor any action taken hereunder shall be construed as giving any Employee or other person any right to continue to be employed by the Company or any of its subsidiaries or a director the right to continue in such capacity.

        (b)   Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, no rights and interests under the Plan may be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, other than by will or the laws of descent and distribution.

        (c)   It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3 or Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3 or Section 162(m), as the case may be.

        (d)   The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue shares of Common Stock, other securities or property or any combination thereof, upon exercise, settlement or payment of any award under the Plan, that the recipient of an award (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold such taxes.

        (e)   By accepting any award or other benefit under the Plan, each recipient of an award and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

        (f)    The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

        *    *    *    *

AKSYS, LTD.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints William C. Dow, proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all of the shares of Aksys, Ltd., a Delaware Companycorporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois on Wednesday, May 5, 2004 at 2:00 p.m. local time, or at any adjournments or postponements thereof, as set forth on the voting side of this card and in the Notice and Proxy Statement of said meeting.

Election of All Nominees for Class II Directors		(change of address/comments)
Listed Hereon
Nominees:	William C. Dow
W. Dekle Rountree, Jr.
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The above described proxy cannot vote your shares unless you sign and return this card.

☒	Please mark your votes as in this example.
This proxy, when properly executed, will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class lI Directors.

I Will Attend the Annual Meeting

Change of Address/Comments on Reverse Side

1:
Election of Directors. (see reverse)
FOR
WITHHELD
For all nominees listed hereon, except vote withheld for the following nominee(s):

2.
Approval of amendments to the Aksys, Ltd. 1996 Stock Awards Plan to increase the number of authorized shares by 1,000,000 as described in the Notice and Proxy Statement.
FOR
AGAINST
ABSTAIN
3.
In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature(s)	Date

QuickLinks

BENEFICIAL OWNERSHIP OF COMMON STOCK
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
Comparison of Our Common Stock, The Nasdaq Total Return Index and a Peer Group Index(1)
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS AND NOMINATIONS
FORM 10-K
OTHER MATTERS
  APPENDIX A
AKSYS, LTD. 1996 STOCK AWARDS PLAN (As Amended April 26, 2001)